UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 28, 2004

NAVIGANT INTERNATIONAL, INC. 401(k) PLAN

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

NAVIGANT INTERNATIONAL, INC. 401(k) PLAN

FORM 8-K

June 3, 2004

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 28, 2004, the Navigant International, Inc. 401(k) Plan (the “Plan”) elected to dismiss its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”) and to engage the services of Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as its new independent registered public accounting firm. The change in firms was recommended and approved by the Audit Committee of the Board of Directors of Navigant International, Inc. (the “Company”), the issuer of the securities held pursuant to the Plan and the administrator of the Plan. As a result, EKS&H will audit the financial statements of the Plan for the fiscal year ended December 31, 2003.

PwC’s reports on the Plan’s financial statements for the Plan years ended December 31, 2002 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the Plan’s financial statements as of December 31, 2002 and 2001 and for the years then ended and through May 28, 2004, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement(s) in connection with its report on the Plan’s 2002 and 2001 financial statements; and (ii) there were no reportable events as described in Item 304(a)(1)(v) (“Reportable Events”) of the Securities and Exchange Commission’s (the “Commission”) Regulation S-K.

The Plan has provided a copy of the foregoing statements to PwC. Attached as Exhibit 16 is PwC’s letter to the Commission, dated June 2, 2004, regarding these statements.

During the last two Plan years ended December 31, 2002 and December 31, 2001, and through the date of this Form 8-K, neither the Plan nor anyone acting on its behalf consulted with EKS&H regarding (i) either the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or (ii) any matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

16	Letter from PwC to the Commission regarding change in principal accountant of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2004

NAVIGANT INTERNATIONAL, INC. 401(K) PLAN

By:	Navigant International, Inc. Plan Administrator

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)